UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2004

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of principal executive offices)	(Zip Code)

(513) 534-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

As previously reported in an Form 8-K filed on August 3, 2004, First National Bankshares of Florida, Inc. (“First National”) and Fifth Third Bancorp (“Fifth Third”) entered into an Agreement and Plan of Merger on August 1, 2004., pursuant to which First National will be merged with and into Fifth Third, with Fifth Third as the surviving corporation (the “Merger”). A copy of that Agreement and Plan of Merger was included as an exhibit to that report.

Subsequently, in order to structure the Merger as a merger of First National with and into Fifth Third Financial Corporation, a wholly-owned subsidiary of Fifth Third, Fifth Third and First National entered into an Amended and Restated Agreement and Plan of Merger dated as of September 22, 2004.

This amendment is being filed to include a copy of the Amended and Restated Agreement and Plan of Merger attached hereto as Exhibit 2.1.

As a result of the Merger, each issued and outstanding share of First National (excluding treasury shares) will be exchanged, on a tax-free basis, for .5065 shares of Fifth Third common stock. Consummation of the Merger will result in the First National common stock ceasing to be listed on the New York Stock Exchange and the termination of the registration of such securities pursuant to the Securities Exchange Act of 1934.

FORWARD-LOOKING STATEMENT DISCLOSURE

This filing may contain forward-looking statements about Fifth Third Bancorp, First National Bankshares and/or the combined company within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This filing may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp, First National Bankshares and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third, First National Bankshares and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, First National Bankshares and/or the combined company or the businesses in which Fifth Third, First National Bankshares and/or the combined company are engaged; (8) difficulties in combining the operations of First National Bankshares and/or other acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this filing. Further information on other factors which could affect the financial results of Fifth Third after the merger are included in Fifth Third’s and First National Bankshares’ filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third or First National Bankshares.

Investors and security holders are advised to read the proxy statement/prospectus regarding the transaction referenced in this document when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Commission by Fifth Third Bancorp and First National Bankshares. Security holders may receive a free copy of the proxy statement/prospectus (when available) and other related documents filed by Fifth Third Bancorp and First National Bankshares at the Commission’s website at http://www.sec.gov and/or from Fifth Third Bancorp and First National Bankshares.

First National Bankshares and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of First National Bankshares with respect to the transaction contemplated by the definitive agreement. Information regarding such officers and directors is included in First National Bankshares’ proxy statement for its 2004 Annual Meeting of Shareholders filed with the Commission on March 12, 2004. This document is available free of charge at the Commission’s website at http://www.sec.gov and/or from First National Bankshares.

Item 9.01     Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

   2.1 Amended and Restated Agreement and Plan of Merger dated as of September 22, 2004 by and among Fifth Third Bancorp, Fifth Third Financial Corporation and First National Bankshares of Florida, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

September 24, 2004	/S/ R. MARK GRAF
R. Mark Graf
Chief Financial Officer and
Senior Vice President